UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2008

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2677 Prosperity Ave., Suite 250
Fairfax, VA 22031
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address:

1300 19th Street NW, 8th Floor Washington, DC 20036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On March 7, 2008, Varsity Group Inc. (the "Company") filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Company's previously announced transaction with Follett Corporation and the commencement of the tender offer for the Company's common stock pursuant to the Agreement and Plan of Merger, dated February 22, 2008, by and among VGI Holdings Corp., VGI Acquisition Corp. ("Purchaser") and the Company.
The Company provided to Purchaser and included in Item 8 of the Schedule 14D-9 certain preliminary, internal, unaudited draft financial information as of and for the year ended December 31, 2007. This information is attached as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.    Other Events

In connection with the due diligence review of the Company by Parent, we provided to Parent certain preliminary, internal, unaudited draft financial information as of and for the year ended December 31, 2007, including:

preliminary unaudited consolidated balance sheets as of December 31, 2007 (which showed as of December 31, 2007: cash of $0, total current assets of $11.4 million, total assets of $15.0 million, total current liabilities of $7.8 million and total liabilities of $8.1 million);

preliminary unaudited statements of income of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2007 (which showed for the year ended December 31, 2007: net sales of $44.4 million, gross margin of $13.4 million, total operating expenses of $21.1 million, operating loss of $7.6 million and net loss of $7.8 million); and;
preliminary unaudited statements of cash flows of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2007 (which showed for the year ended December 31, 2007: cash used in operating activities of $2.1 million, proceeds from investing activities of $3.6 million and cash used in financing activities of $1.9 million, for a net decrease in cash of $0.4 million).
The preliminary, internal unaudited financial statements from which the above data were derived were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants. The summary of these preliminary, internal, unaudited financial statements is not being included in this Statement to influence your decision whether to tender your shares in the Offer, but solely because these preliminary, internal, unaudited financial statements were made available by the Company to Parent. Our independent auditors did not review, audit or otherwise conduct any procedures on this data or the underlying financial statements. There can be no assurance that this information will be consistent with final audited information, which may vary materially from the information above.
In addition to the general disclaimers and qualifications specified above, stockholders are specifically cautioned that the preliminary, internal, unaudited financial statement data summarized above assumes that we are a going concern for financial statement purposes. Accordingly, the data carries all of our assets, including those related to our former Campus Outfitters business, at the historical cost basis for financial reporting purposes. Historical cost is, with respect to the Campus Outfitters assets, materially in excess of the amount received by us for those assets in the SchoolOne sale described under "Disposition of Assets".

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: March 10, 2008	By:	/s/ John P. Griffin
John P. Griffin
Chief Accounting Officer & VP of Finance